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                                                                   EXHIBIT 10.31


September 12, 1997

Mr. Arthur Bernstein
8228 Fountain Avenue # 3
Los Angeles, CA  90046

                      Re: AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Mr. Bernstein:

      The parties hereby amend that certain employment agreement dated June 22, 1992, as amended on August 15, 1994, March 7, 1995, January 25, 1996, and October 4, 1997 to provide the following:

      The Term of this Agreement shall be and is extended through June 30, 2002.

      All other terms and conditions shall remain in full force and effect unless and until modified in writing and signed by the parties.

      If the aforementioned is agreed and accepted, please acknowledge same by executing as indicated below.


Sincerely,
THE PRODUCERS ENTERTAINMENT
GROUP LTD.



By: ____________________________________
    Irwin Meyer


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    Chief Executive Officer


ACCEPTED AND AGREED:


______________________________________
ARTHUR BERNSTEIN